UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

MCNAB CREEK GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

Suite 1128, 789 West Pender Street

Vancouver, B.C. V6C 1H2 CANADA

(Address of principal executive offices, including zip code)

(604) 669-9330

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2007, the Company entered into a Purchase Agreement (the "Ekker Agreement") with Mr. Dennis Ekkar for the purchase of certain mining claims. Mr. Ekker owns 50% interest in certain mining claims located in the state of Utah. Under the terms of the Ekker Agreement, Mr. Ekker will transfer 100% of his interest to the Company in exchange for cash and shares of common stock as follows:

- $38,000 cash to be paid within 60 days of the date of the Ekker Agreement

- $50,000 cash to be paid by March 15, 2008

- 100,000 shares of common stock to be issued within 60 days of the date of the Ekker Agreement

- 100,000 shares of common stock to be issued by March 15, 2008.

A copy of the Ekker Agreement is attached hereto as Exhibit 10.1.

On March 15, 2007, the Company entered into a Purchase Agreement (the "Adams Agreement") with Mr. Jeff Adams for the purchase of certain mineral claims. Mr. Adams owns 50% interest in certain mining claims located in the state of Utah, the other 50% of the mining claims being purchased by the Company under the Ekker Agreement. Under the terms of the Adams Agreement, Mr. Adams will transfer 100% of his interest to the Company in exchange for cash and shares of common stock as follows:

- $200,000 within 60 days of execution of the Adams Agreement

- $130,000 on or before March 15, 2008

- 150,000 shares of common stock to be issued within 60 days of the date of the Adams Agreement

- 150,000 shares of common stock to be issued by March 15, 2008.

A copy of the Adams Agreement is attached hereto as Exhibit 10.2.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Purchase Agreement with Dennis Ekker

10.2 Purchase Agreement with Jeff Adams

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCNAB CREEK GOLD CORP.

Per: /s/ Peter Dickie

Peter Dickie

President and Director